                                                                   EXHIBIT 4.34


                      AGREEMENT AND PLAN OF REORGANIZATION

                                      AMONG

                            OUTBACK STEAKHOUSE, INC.

                       OUTBACK STEAKHOUSE OF FLORIDA, INC.

                               CHARLES ANGELOPULOS

                              ANTHONY ATHANAS, JR.

                                DONALD W. BURTON

                                 ARTHUR COLLIAS

                                   PETER LYNCH

                                J. BRIAN MCCARTHY

                                  JOHN F. DOYLE

                                 KEVIN P. HARRON

                            TEDESCO STEAKHOUSE, INC.

                                    KPH, INC.

                             TEDESCO-KPH PARTNERSHIP

                                       AND

                            THE LIMITED PARTNERSHIPS
                             INDICATED ON SCHEDULE I
                                 ATTACHED HERETO
                            DATED: NOVEMBER 30, 1999


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                                TABLE OF CONTENTS



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ARTICLE I - DEFINITIONS...........................................................................................2

ARTICLE II - PLAN OF ACQUISITION..................................................................................4
         2.1      The Merger......................................................................................4
         2.2      Adjustments.....................................................................................4
         2.3      Closing.........................................................................................4
         2.4      Execution and Delivery of Closing Documents.....................................................5
         2.5      Execution and Filing of Merger Documents........................................................5
         2.6      Effectiveness of Merger.........................................................................5
         2.7      Further Assurances..............................................................................5
         2.8      Dissenters' Rights..............................................................................5
         2.9      Certificates....................................................................................6
         2.10     Closing of Transfer Books.......................................................................6
         2.11     Fractional Shares...............................................................................6
         2.12     Accounting Treatment............................................................................6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF ENTITIES..........................................................6
         3.1      Organization and Good Standing..................................................................6
         3.2      Foreign Qualification...........................................................................7
         3.3      Power and Authority.............................................................................7
         3.4      Authority and Validity..........................................................................7
         3.5      Binding Effect..................................................................................7
         3.6      Compliance with Other Instruments...............................................................7
         3.7      Capitalization of Corporations..................................................................8
         3.8      Composition of TKPH and Partnerships............................................................8
         3.9      Financial Statements and Records................................................................8
         3.10     Absence of Certain Changes......................................................................9
         3.11     Tax Liabilities.................................................................................9
         3.12     No Undisclosed Liabilities.....................................................................10
         3.13     Title to Properties............................................................................10
         3.14     Contracts......................................................................................10
         3.15     Employees; Employee Benefit Plans..............................................................11
         3.16     Litigation and Government Claims...............................................................12
         3.17     No Violation of Any Instrument.................................................................12
         3.18     Necessary Approvals and Consents...............................................................12
         3.19     Compliance With Laws...........................................................................12
         3.20     No Further Rights..............................................................................12
         3.21     Accuracy of Information Furnished..............................................................13
         3.22     Real Property..................................................................................13

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS..................................................14
         4.1      Authority and Validity.........................................................................14
         4.2      Binding Effect.................................................................................14
         4.3      Ownership......................................................................................14
         4.4      Voting.........................................................................................15
         4.5      Residency......................................................................................15
         4.6      Compliance with Other Instruments..............................................................15
         4.7      Status as S Corporation........................................................................15
         4.8      Securities Laws Representations and Warranties.................................................15
         4.9          Refinancing of Manchester Debt.............................................................16
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ARTICLE V - REPRESENTATIONS AND WARRANTIES OF OSI AND OUTBACK....................................................16
         5.1      Organization and Good Standing.................................................................17
         5.2      Foreign Qualification..........................................................................17
         5.3      Power and Authority............................................................................17
         5.4      Authority and Validity.........................................................................17
         5.5      Binding Effect.................................................................................17
         5.6      Compliance with Other Instruments..............................................................17
         5.7      Capitalization of OSI..........................................................................17
         5.8      SEC Report.....................................................................................18
         5.9      Litigation and Government Claims...............................................................18
         5.10     Necessary Approvals and Consents...............................................................18
         5.11     Absence of Certain Changes or Events...........................................................18

ARTICLE VI - JOINT COVENANTS OF THE ENTITIES, THE SHAREHOLDERS, OSI AND OUTBACK..................................18
         6.1      Notice of any Material Change..................................................................19
         6.2      Cooperation....................................................................................19
         6.3      Termination of Agreements......................................................................19
         6.4      Additional Agreements..........................................................................19

ARTICLE VII - COVENANTS OF THE ENTITIES AND THE SHAREHOLDERS.....................................................20
         7.1      Access; Confidentiality........................................................................20
         7.2      Shareholders' Consent..........................................................................20
         7.3      Conduct of Business Prior to Closing Date......................................................20
         7.4      Securities Law Compliance; Restrictions on Shares..............................................21
         7.5      Pooling........................................................................................22
         7.6      Current Financial Statements...................................................................22
         7.7      Agreements of Shareholders.....................................................................22

ARTICLE VIII - COVENANTS OF OSI AND OUTBACK......................................................................22
         8.1      Mandatory Registration of OSI Common Stock.....................................................23
         8.2      Registration Procedures........................................................................24
         8.3      Expenses of Registration.......................................................................24
         8.4      Adjustments in Number of Shares................................................................24
         8.5      Transferees....................................................................................24
         8.6      Employment Agreements..........................................................................24

ARTICLE IX - JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS...................................................25
         9.1      Consents to Transaction........................................................................25
         9.2      Absence of Litigation..........................................................................25
         9.3      Dissenter's Rights.............................................................................25
         9.4      HSR Act........................................................................................25

ARTICLE X - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ENTITIES..................................................25
         10.1     Compliance.....................................................................................25
         10.2     Representations and Warranties.................................................................25
         10.3     Opinion........................................................................................26
         10.4     Material Adverse Changes.......................................................................26
         10.5     Certificates...................................................................................26
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RTICLE XI - CONDITIONS PRECEDENT TO OBLIGATIONS OF OSI AND OUTBACK..............................................26
         11.1     Compliance.....................................................................................26
         11.2     Representations and Warranties.................................................................26
         11.3     Securities Law Compliance......................................................................26
         11.4     Opinions.......................................................................................27
         11.5     Current Financial Status.......................................................................27
         11.6     Material Adverse Changes.......................................................................27
         11.7     Pooling........................................................................................27
         11.8     Certificates...................................................................................27

ARTICLE XII - INDEMNIFICATION....................................................................................27
         12.1     Securities Laws Indemnification................................................................27
         12.2     Indemnification Based on Agreement.............................................................28
         12.3     Cooperation....................................................................................28
         12.4     Notice.........................................................................................29

ARTICLE XIII - MISCELLANEOUS.....................................................................................30
         13.1     Termination....................................................................................30
         13.2     Expenses.......................................................................................30
         13.3     Entire Agreement...............................................................................31
         13.4     Survival of Representations and Warranties.....................................................31
         13.5     Counterparts...................................................................................31
         13.6     Notices........................................................................................31
         13.7     Successors and Assigns.........................................................................32
         13.8     Governing Law..................................................................................32
         13.9     Waiver and Other Action........................................................................32
         13.10    Severability...................................................................................32
         13.11    Headings.......................................................................................32
         13.12    Construction...................................................................................32
         13.13    Jurisdiction and Venue.........................................................................32
         13.14    Enforcement....................................................................................32
         13.15    Further Assurances.............................................................................32
         13.16    Equitable Remedies.............................................................................33

EXHIBIT A - AGREEMENT, PLAN, AND ARTICLES OF MERGER.............................................................A-1

EXHIBIT 11.4 - OPINION OF COUNSEL - TESTA HURWITZ & THIBEAULT, LLP

EXHIBIT B - DISCLOSURE SCHEDULES................................................................................B-1

SCHEDULE I - THE RESTAURANTS, THE FRANCHISEES, AND THE EQUITY OWNERS...........................................SI-1
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                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 30th day of November, 1999, by and among OUTBACK STEAKHOUSE, INC., a Delaware corporation ("OSI"); OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation ("Outback"); CHARLES ANGELOPULOS ("Angelopulos"), ANTHONY ATHANAS, JR. ("Athanas"), DONALD W. BURTON ("Burton"), ARTHUR COLLIAS ("Collias"), PETER LYNCH ("Lynch"), J. BRIAN McCARTHY ("McCarthy"), JOHN F. DOYLE ("Doyle"), KEVIN
P. HARRON ("Harron"), TEDESCO STEAKHOUSE, INC., a Massachusetts corporation ("Tedesco"), KPH, Inc., a Massachusetts corporation ("KPH"), TEDESCO-KPH PARTNERSHIP, a Massachusetts general partnership organized under the Massachusetts Uniform Partnership Act ("TKPH"), and the limited partnerships indicated on SCHEDULE I (each individually a "Partnership" and collectively the "Partnership").

                              W I T N E S S E T H:

         WHEREAS, Outback is a wholly owned subsidiary of OSI; and

         WHEREAS, Angelopulos, Athanas, Burton, Collias, Lynch, McCarthy and Doyle each of whom is identified on SCHEDULE I as a Shareholder, are the only shareholders of Tedesco; and

         WHEREAS, Harron, identified on Schedule I as a Shareholder, is the sole shareholder of KPH; and

         WHEREAS, Tedesco and KPH are the sole partners of TKPH with Tedesco owning a ninety percent (90%) partnership interest in TKPH and KPH owning a ten percent (10%) partnership interest in TKPH; and

         WHEREAS, TKPH is the sole general partner of each Partnership; and

         WHEREAS, the partners of each Partnership and their respective partnership interests are as set forth on SCHEDULE I; and

         WHEREAS, each Partnership operates an OUTBACK STEAKHOUSE restaurant (at the address specified on SCHEDULE I) as a franchisee of Outback pursuant to an OUTBACK STEAKHOUSE Restaurant Franchise Agreement between Outback and such Partnership; and

         WHEREAS, the Boards of Directors of Tedesco and KPH have approved the Merger of Tedesco and KPH into Outback, with Outback as the surviving corporation, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, it is intended that each Merger qualify as a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and is intended to qualify as a pooling of interests for financial reporting purposes; and

         WHEREAS, pursuant to the Merger, Tedesco and KPH will each be merged with and into Outback, with Outback as the surviving corporation, and all of the outstanding shares of capital stock of Tedesco and KPH will be converted into shares of OSI Common Stock; and

         WHEREAS, the parties desire by this Agreement to set forth the terms and conditions upon which they are willing to consummate the Merger.

         NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         When used in this Agreement, the following terms (used in singular or in plural form where the context indicates) shall have the meanings designated below:

         1.1 "AGREEMENT" means this Agreement and Plan of Reorganization, including all exhibits and schedules attached hereto.

         1.2 "CLOSING" means when the parties shall have executed and delivered each agreement and instrument required by this Agreement or the Merger Agreement to be so executed and delivered and not theretofore accomplished, together with such other appropriate and customary documents as the other parties reasonably may request for the purpose of consummating the transactions contemplated by this Agreement.

         1.3 "CLOSING DATE" means the actual day on which the Closing occurs.

         1.4 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         1.5 "CORPORATION" or "CORPORATIONS" means Tedesco and KPH individually and collectively.

         1.6 "CURRENT FINANCIAL STATEMENTS" means the unaudited balance sheet of each Entity as of October 31, 1999, with any notes thereto, and the related unaudited statements of income for the ten months ended October 31, 1999, together with supplemental information on each Entity, each prepared and attested to by the chief financial officer of such Entity.

         1.7 "DISCLOSURE SCHEDULES" means the schedules and agreements attached hereto as composite Exhibit B.

         1.8 ""DISSENTING SHARES" means shares of capital stock of a Corporation whose holder demands appraisal of those shares under State Law or who has demanded and perfected the right, if any, for appraisal of those shares of stock in accordance with the provisions of State Law, and as of the Effective Date has not withdrawn or lost such right to such appraisal.

         1.9 "EFFECTIVE DATE" means the date the Merger Agreement is filed with or declared effective by the appropriate governmental authority of each of the State of the State of Florida and the states of incorporation of the Corporations.

         1.10 "EMPLOYEE BENEFIT PLAN" means any stock option, stock purchase, stock appreciation right, bonus, deferred compensation, excess benefits, profit sharing, pension, thrift, savings, stock bonus, employee stock ownership plan, retirement, supplemental retirement benefit, major medical, long term disability, hospitalization, insurance, or other plan, arrangement, commitment, employment agreement or trust, or practice applicable to the Entities providing employee, consultant, or executive benefits to any person.

         1.11 "ENTITIES" means and includes TKPH, each Corporation and each Partnership, individually and collectively, identified on SCHEDULE I.

         1.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.


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


         1.13 "FINANCIAL STATEMENTS" means (i) the Current Financial Statements; and (ii) the consolidated audited balance sheets of the Entities as of December 31, 1998, December 31, 1997, and December 31, 1996, with any notes thereto and the related audited statements of income, stockholders' or partners' equity and cash flows for the years then ended with any notes thereto together with supplemental information for each Entity, as audited by Deloitte and Touche, certified public accountants.

         1.14 "INDIVIDUAL ANNUAL ADJUSTED GROSS INCOME" means the "adjusted gross income" as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any amounts attributed to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depreciation; and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code or comparable provisions.

         1.15 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         1.16 "MERGER" means the statutory merger of each Corporation into Outback with Outback as the surviving corporation.

         1.17 "MERGER AGREEMENT" means the form of Agreement, Plan, and Articles of Merger in the form attached to this Agreement as EXHIBIT A.

         1.18 "OSI" means OUTBACK STEAKHOUSE, INC., a Delaware corporation, whose principal business address is 2202 N. Westshore Boulevard, 5th Floor, Tampa, Florida 33609.

         1.19 "OSI COMMON STOCK" means shares of Common Stock, par value $.01, of OSI.

         1.20 "OUTBACK" means OUTBACK STEAKHOUSE OF FLORIDA, INC., a Florida corporation and a wholly owned subsidiary of OSI, whose principal business address is 550 North Reo Street, Suite 200, Tampa, Florida 33609.

         1.21 "PARTNERSHIP INTEREST" means the ownership interest of a partner in a Partnership's profits and losses, other items of income, gain, losses, deductions, expenses, and credits, and distributions of net cash receipts at any particular time, including the right of such partner to any and all benefits to which a partner may be entitled under the Partnership's partnership agreement.

         1.22     "PARTNERSHIP" means and includes each Partnership listed on
SCHEDULE I, individually and collectively.

         1.23 "PROPRIETOR" means each person designated on SCHEDULE I as the Proprietor of the restaurant owned by a Partnership and who holds a 10% Partnership Interest in such Partnership.

         1.24 "RESTAURANT" means the OUTBACK STEAKHOUSE restaurant owned and operated by a Partnership as a franchisee of Outback at the location specified on SCHEDULE I.

         1.25     "SECURITIES ACT" means the Securities Act of 1933, as amended.



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         1.26     "SHAREHOLDERS" means those persons designated on SCHEDULE I as the holders of capital stock of the Corporations.

         1.27 "STATE LAW" means the laws of the States of Massachusetts, Connecticut, New Hampshire and Rhode Island.

                                   ARTICLE II

                               PLAN OF ACQUISITION

         2.1 THE MERGER. Subject to and upon the terms and conditions contained herein, the Corporations shall be merged with and into Outback, with Outback being the surviving corporation, in accordance with the Merger Agreement attached hereto as EXHIBIT A which shall be executed and delivered by OSI, Outback, and each Corporation prior to the Merger. By virtue of the Merger and without any further action being required by the Shareholders, (i) all capital stock of Tedesco outstanding immediately before the Effective Date shall be converted into and exchanged for Two Million Thirty Thousand Four Hundred (2,030,400) shares of OSI Common Stock, subject to statutory appraisal rights; and (ii) all capital stock of KPH outstanding immediately before the Effective Date shall be converted into and exchanged for Two Hundred Twenty FiveThousand Six Hundred (225,600) shares of OSI Common Stock, subject to statutory appraisal rights.

         2.2      ADJUSTMENTS.

                  (a) If, between the date of this Agreement and the Effective Date, (i) the outstanding shares of capital stock of a Corporation shall be changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares, or readjustment, with a record date within such period, or a stock dividend thereon shall be declared with a record date within such period or (ii) a Corporation shall issue additional shares of its capital stock, the number of shares of OSI Common Stock received in exchange for each share of such Corporation's capital stock shall be adjusted so that the aggregate number of shares of OSI Common Stock as specified in SECTION 2.1 received in exchange for all shares of such Corporation's capital stock (assuming no Dissenting Shares) remains unchanged.

                  (b) If, between the date of this Agreement and the Effective Date, as the case may be, the outstanding shares of OSI Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares, or readjustment, with a record date within such period, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of OSI Common Stock received in exchange for each share of capital stock of each Corporation (as specified in SECTION 2.1 hereof) shall be equitably adjusted to reflect such change.

         2.3 CLOSING. The Closing shall take place at the offices of Outback at 10:00 a.m., Tampa time, on the Effective Date, or on such date and at such other time and place as is agreed upon by the parties hereto. If any of the conditions to the obligations of the parties to this Agreement have not been satisfied or waived by the Closing Date, then the party to this Agreement that is unable to meet such condition or conditions shall be entitled to postpone the Closing by written notice to the other parties until such condition shall have been satisfied or waived (which such party shall seek to cause to happen at the earliest practicable date), but the Closing shall occur not later than November 30, 1999, unless further extended by written agreement of the parties to this


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Agreement. The parties shall use their best efforts to effectuate a timely
Closing as provided in this SECTION 2.3.

         2.4 EXECUTION AND DELIVERY OF CLOSING DOCUMENTS. Before the Closing, each party shall cause to be prepared, and at the Closing the parties shall execute and deliver, each agreement and instrument required by this Agreement or the Merger Agreement to be so executed and delivered and not theretofore accomplished. At the Closing, each party also shall execute and deliver such other appropriate and customary documents as the other parties reasonably may request for the purpose of consummating the transactions contemplated by this Agreement and the Merger Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such action is taken or completed.

         2.5 EXECUTION AND FILING OF MERGER DOCUMENTS. At the Closing, OSI, Outback, the Entities and the Shareholders agree to take the following actions:

                  (a) to execute and deliver all documents and certificates relating to the Merger required to be executed by them that have not already been so executed and that are required under applicable federal, state, and local laws to be filed in order validly to effectuate the Merger, and the transfer of the Restaurants to Outback; and

                  (b) to cause the Merger Agreement to be filed with the appropriate governmental officer of both the State of Florida and the state under which each Corporation is organized and a Certificate of Merger to be issued by each such officer.

         2.6 EFFECTIVENESS OF MERGER. The Merger shall become effective upon the filing of the Merger Agreement with the appropriate governmental officer of the State of Florida and the states in which each Corporation was incorporated.

         2.7 FURTHER ASSURANCES. After the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as reasonably may be deemed necessary or advisable by any party in order to consummate the transactions contemplated by this Agreement and by the Merger Agreement, and to vest more fully in Outback the ownership of and the rights to the Restaurants and assets of the Partnerships and the Corporations, as it or they existed immediately before the Effective Date.

         2.8 DISSENTERS' RIGHTS. Notwithstanding any provision of this Agreement to the contrary, any Dissenting Shares shall not be converted into, exchanged for, or represent a right to receive OSI Common Stock, but the holder shall only be entitled to such rights as are granted by State Law. If a Shareholder who demands appraisal of his shares under State Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Date or the occurrence of such event, whichever last occurs, those Shareholder's shares shall be converted into or exchanged and represent only the right to receive OSI Common Stock as provided in ARTICLE II, upon the surrender of the certificate or certificates representing those shares. The Corporations shall give OSI (a) prompt notice of any written demands for appraisal of any shares of capital stock, attempted withdrawals of such demands and any other instruments served pursuant to State Law received by it relating to Shareholders' rights of appraisal and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under State Law. No Corporation shall, except with the prior written consent of OSI, voluntarily make any payment with respect to any demands for appraisals of capital stock of such Corporation, offer to settle or settle any such demands or approve any withdrawal of any such demands. Notwithstanding



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any contrary provision of this Agreement, Outback and OSI shall have the right to terminate this Agreement and be released from all obligations hereunder if Outback and OSI, in their sole and absolute discretion, determine that Shareholders of any Corporation have demanded appraisal or dissenter's rights in amounts which jeopardize the accounting treatment specified in SECTION 2.12 or otherwise is not in the best interests of Outback or OSI.

         2.9 CERTIFICATES. At the Closing each Shareholder shall surrender for cancellation his certificates representing capital stock of a Corporation. As soon as practicable after the Effective Date, OSI shall cause to be delivered to each Shareholder certificates representing the number of shares of OSI Common Stock into which the shares of capital stock of the Corporation are converted pursuant to the Merger as provided in SECTION 2.1 hereof. For all purposes under the Securities Act and State Law governing the issuance of securities, the OSI Common Stock issued to the Shareholders shall be deemed issued as of the Effective Date.

         2.10 CLOSING OF TRANSFER BOOKS. At the Closing Date, each Corporation's and each Partnership's transfer books shall be closed and no transfer of capital stock of any Corporation or Partnership Interests in any Partnership shall thereafter be made.

         2.11 FRACTIONAL SHARES. No fractional shares of OSI Common Stock and no certificates or scrip therefor shall be issued. Instead, one whole share of OSI Common Stock shall be issued for each fractional share of .5 or more of one whole share, and each fractional share of less than .5 of one whole share shall be disregarded.

         2.12 ACCOUNTING TREATMENT. It is the intention of the parties hereto that the Merger will be treated for financial reporting purposes as a pooling of interests.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ENTITIES

       Each Entity represents and warrants to OSI and Outback as follows:

         3.1 ORGANIZATION AND GOOD STANDING. Each Corporation is a corporation duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts. Each Partnership is duly and validly formed and validly existing as a limited partnership under the law of the state of its formation. TKPH is a partnership duly and validly formed and validly existing as a partnership under the laws of the Commonwealth of Massachusetts. Each Corporation has provided, or will provide prior to Closing, OSI and Outback with a current certificate of legal existence and good standing (dated within the last 30 days), issued by the Massachusetts Secretary of State. Each Partnership has provided OSI and Outback with a current certificate of legal existence (dated within the last 30 days) issued by the appropriate official of the Partnerships' state of formation. Each Corporation has provided, or will provide prior to Closing, Outback and OSI with a true and correct copy of its articles of organization, together with all amendments thereto, under a certificate issued by the Massachusetts Secretary of State, and a true and correct copy of its bylaws, under a certificate issued by the President of the Corporation certifying same and also certifying that, other than as noted, no amendments to the articles of organization or bylaws have been or will be made prior to Closing. TKPH has provided, or will provide prior to Closing, Outback and OSI with a true and correct copy of its partnership agreement under a certificate issued by the partners of TKPH certifying same and also certifying that, other than as noted, no amendments to the partnership agreement have been or will be made prior to Closing. Each Partnership has provided, or will provide



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prior to Closing, Outback and OSI with a true and correct copy of its certificate of limited partnership together with all amendments thereto, under a certificate issued by the appropriate official of its state of formation, and a true and correct copy of its partnership agreement, under a certificate issued by the general partner of the Partnership certifying same and also certifying that, other than as noted, no amendments to the certificate of limited partnership or partnership agreement have been or will be made prior to Closing.

         3.2 FOREIGN QUALIFICATION. Each Entity is duly qualified, registered or licensed to do business and is in good standing as a foreign corporation or partnership in every jurisdiction where the character of its properties owned or held under lease or the nature of its business make such qualification, registration or license necessary and except where the failure to so qualify, register or be licensed could not, individually or in the aggregate, have a material adverse effect on its business, operations, assets or financial condition. Each Entity has provided, or will provide prior to Closing, OSI and Outback with a current certificate of foreign registration and/or good standing (dated within the last 30 days), issued by the state(s) under which such Entity has qualified to do business as a foreign corporation or partnership.

         3.3 POWER AND AUTHORITY. Each Partnership has the requisite power and authority and all licenses and permits required by governmental authorities to own, lease, and operate its properties and assets and to carry on the business of its Restaurant as currently being conducted.

         3.4 AUTHORITY AND VALIDITY. Each Entity has power and authority to execute, deliver and perform its obligations under this Agreement, the Merger Agreement and the other documents executed or to be executed by it in connection with this Agreement; and the execution, delivery and performance by each Entity of this Agreement, the Merger Agreement and the other documents executed or to be executed by it in connection with this Agreement have been duly authorized by all necessary corporate or partnership action, subject to receiving Shareholder approval. The execution, delivery and performance by each Entity of this Agreement, the Merger Agreement and any other documents executed or to be executed in connection with this Agreement and the consummation of the transactions provided for herein have been, or will have been prior to Closing, duly authorized and approved by the Entity's board of directors, Shareholders, or general partners, as applicable, as required under State Law and its corporate or partnership governance documents.

         3.5 BINDING EFFECT. This Agreement, the Merger Agreement, and the other documents executed or to be executed by the Entities in connection with this Agreement have been or will have been duly executed and delivered by the Entities, and are or will be, when executed and delivered, the legal, valid and binding obligations of the Entities enforceable in accordance with their terms except that (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         3.6      COMPLIANCE WITH OTHER INSTRUMENTS. Except as set forth in ITEM
3.6 of the Disclosure Schedules, neither the execution and delivery by any Entity of this Agreement, the Merger Agreement, or any other documents executed or to be executed by any Entity, nor the consummation by them of the transactions contemplated hereby or thereby, will violate, breach, be in conflict with, or constitute a default under, or permit the termination or the acceleration of the maturity, or result in the imposition, of any lien, claim or encumbrance upon any material property or asset of any Entity pursuant to an Entity's articles of incorporation, bylaws, partnership agreement, operating agreement or other charter or governance document, or pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument (including with customers), judgment, order, injunction or decree by which any Entity is bound, to which any of them is a party, or to which any asset of any of them is subject.

         3.7      CAPITALIZATION OF CORPORATIONS.

                  (a) The authorized capital stock of each Corporation, and the number and class of all issued and outstanding shares of capital stock of each Corporation is as specified on ITEM 3.7(A) of the Disclosure. All of the issued and outstanding shares of each Corporation are owned beneficially and of record by the persons and in the amounts specified on SCHEDULE I. There are no other holders of record of the capital stock of either Corporation and, except as set forth on ITEM 3.7(A) of the Disclosure Schedules, no other person possesses any rights or options to acquire capital stock of any Corporation. All of the issued and outstanding shares of capital stock of each Corporation have been duly authorized and validly issued and are fully paid and nonassessable. There are no shares of capital stock of either Corporation held in their respective treasuries.

                  (b) Except as indicated in ITEM 3.7 of the Disclosure Schedules, there are no voting trusts, shareholder agreements, or other voting arrangements among the Shareholders.

                  (c) Except as indicated in ITEM 3.7 of the Disclosure Schedules, there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call or other right obligating either Corporation to issue, sell, exchange or otherwise dispose of, or to purchase, redeem or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of such Corporation.

         3.8      COMPOSITION OF TKPH AND PARTNERSHIPS.

                  (a) Tedesco and KPH are the only partners of TKPH. Tedesco owns beneficially and of record a ninety percent (90%) Partnership Interest in TPKH. KPH owns beneficially and of record a ten percent (10%) Partnership Interest in TKPH.

                  (b) All Partnership Interests in the Partnerships are owned by TKPH and the Proprietors named and in the percentages indicated on
         SCHEDULE I. There are no other partners of any Partnership and no other person, other than Outback, possesses rights to acquire any interest in any Partnership. TKPH owns beneficially and of record ninety percent (90%) of the Partnership Interests in each Partnership, and the Proprietor of the OUTBACK STEAKHOUSE restaurant owned by such Partnership owns the remaining ten percent (10%) Partnership Interests.

                  (c) Except for the rights of first refusal contained in the partnership agreement of TKPH and each Partnership and the OUTBACK STEAKHOUSE Restaurant Franchise Agreements, there is no outstanding contract, agreement, option or other right obligating the Partnership to issue, sell, exchange or otherwise transfer any interest in any Partnership.

         3.9 FINANCIAL STATEMENTS AND RECORDS. The Entities delivered to OSI true, correct and complete copies of the Financial Statements. The Financial Statements present fairly the assets, liabilities and financial position of the Entities as of the dates thereof and the results of operations for the periods then ended, in conformity with generally accepted accounting principles (except for the absence of footnotes to the Current Financial Statements), applied on a consistent basis through the periods so ended. Since formation of each Entity, there has been no change in accounting principles applicable to, or methods of accounting utilized by such Entity. The books and records of the Entities have been and are being maintained in accordance with good business practice, reflect only valid transactions, are correct and complete in all material respects and accurately reflect in all material respects the basis for the financial position and results of operations of the Entities set forth in the Financial Statements.

         3.10 ABSENCE OF CERTAIN CHANGES. Except as indicated in ITEM 3.10 of the Disclosure Schedules), since the date of the Current Financial Statements, no Entity has:

                  (a) suffered any material adverse change in its business, results of operations, working capital, assets, liabilities, or condition (financial or otherwise) or the manner of conducting its business, except for a notification from the Commonwealth of Massachusetts Department of Revenue dated November 4, 1999 with respect to the nonpayment of certain corporate excise taxes, a copy of which has been provided to OSI;

                  (b) suffered any material damage or destruction to or loss of its assets not covered by insurance, or any loss of suppliers or employees;

                  (c) acquired or disposed of any asset, or incurred, assumed, guaranteed, endorsed, paid or discharged any indebtedness, liability or obligation, or subjected or permitted to be subjected any material amount of assets to any lien, claim or encumbrance of any kind, except in the ordinary course of business;

                  (d) forgiven, compromised, canceled, released, waived or permitted to lapse any material rights or claims;

                  (e) entered into or terminated any lease, agreement, commitment or transaction, or agreed to or made any changes in any leases or agreements, other than transactions and commitments entered into in the ordinary course of business;

                  (f) written up, written down, or written off the book value of any assets;

                  (g) declared, paid, or set aside for payment any dividend or distribution with respect to its capital stock or partnership interests;

                  (h) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights outstanding as of the date of this Agreement;

                  (i) except in the ordinary course of business, increased the compensation of any employee or paid any bonuses to any employee or contributed to any Employee Benefit Plan; provided however, the Entities may pay severance payments in a cumulative, aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) to employees of TKPH;

                  (j) entered into any employment, consulting, compensation or collective bargaining agreement with any person or group, except oral employment agreements which can be terminated at will; or

                  (k) entered into, adopted or amended any Employee Benefit Plan or severance agreements.

         3.11 TAX LIABILITIES. Other than with respect to corporate excise taxes at the state level (including penalties and interest) which may be assessed on the Entities in an aggregate amount not to exceed Four Hundred

Thousand Dollars ($400,000) (the "Corporate Excise Taxes"), each Entity has filed all federal, state, county, local and foreign tax returns and reports required to be filed by it, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, state liquor, restaurant, excise, and sales and use taxes and has provided Outback and OSI with copies of such returns and reports for the three-year period preceding the Effective Date; each Entity has caused each such return or report to be completed accurately; each Entity has either paid in full all taxes that have become due and any interest and penalties with respect thereto or has fully accrued on its books or has established adequate reserves for all taxes payable to and including the Effective Date but not yet due; and each Entity has made cash deposits with appropriate governmental authorities representing estimated payments of taxes, including income taxes and employee withholding tax obligations. Except as indicated on ITEM 3.11 of the Disclosure Schedules, no extension or waiver of any statute of limitations or time within which to file any return has been granted the Entity with respect to any tax. No unsatisfied deficiency, delinquency or default for any tax, assessment or governmental charge has been claimed, proposed or assessed against the Entity nor has the Entity received notice of any such deficiency, delinquency or default. No Entity has reason to believe that it has or may have any tax liabilities other than those reflected on the Current Financial Statements, those arising in the ordinary course of business since the date thereof, or the Corporate Excise Taxes.

The Shareholders shall have sole responsibility for filing all required tax returns for the Entities for all periods ending on or prior to the Effective Date, for paying all income taxes for such periods and for paying all other taxes for such periods in excess of (i) the reserves contained in the Current Financial Statements, and (ii) the Corporate Excise Taxes. OSI and Outback shall assist the Shareholders in preparing income tax returns and shall cooperate with the Shareholders to the extent necessary therefor and the Shareholders shall provide OSI with copies of all returns for the Entities at least fifteen (15) days prior to filing.

         3.12 NO UNDISCLOSED LIABILITIES. There are no liabilities or obligations of any Entity of any nature, whether absolute, accrued, contingent or otherwise other than:

                  (a) liabilities stated on the Current Financial Statements;
         and

                  (b) liabilities and obligations which have been incurred since the date of the Current Financial Statements in the ordinary course of business consistent with past practices; and

                  (c) liability for the Corporate Excise Taxes.

         3.13 TITLE TO PROPERTIES. Each Entity has good and marketable title to (a) the tangible assets reflected in its books and records as being owned by it (except as such assets have since been affected by transactions in the ordinary course of business and consistent with past practices); (b) the real and personal properties reflected in the Current Financial Statements (except for assets subject to financing leases required to be capitalized under generally accepted accounting principles, all of which are so reflected in the Current Financial Statements or notes thereto); and (c) all assets purchased by it since the date of the Current Financial Statements; in each case free and clear of any lien, claim or encumbrance, except as reflected in the Current Financial Statements or notes thereto and in ITEM 3.13 of the Disclosure Schedules and except for liens for taxes, assessments or other governmental charges not yet due and payable. Except for those assets acquired since the date of the Current Financial Statements, all material properties and assets owned by the Entities are properly reflected on the applicable Current Financial Statements and notes thereto.

         3.14 CONTRACTS. Excluding OUTBACK STEAKHOUSE Restaurant Franchise Agreements, ITEM 3.14 of the Disclosure Schedules is a complete and accurate list of all of the following categories of contracts and commitments (including summaries of oral contracts) to which each Entity is a party or by which each Entity is bound:

                  (a) contracts with any labor union, benefit plans or contracts, and employment, consulting or similar contracts, including confidentiality agreements;

                  (b) leases, whether as lessor or lessee, loan agreements, mortgages, indentures, instruments of indebtedness or commitments in each case involving indebtedness for borrowed money or money loaned to others, and guaranty or suretyship, performance bond, indemnification or contribution agreements involving obligations;

                  (c) contracts with suppliers that involve aggregate payments of more than One Thousand Dollars ($1,000) and which cannot be terminated without penalty with 30 days' or less prior notice;

                  (d) marketing and advertising contracts;

                  (e)      insurance policies; and

                  (f) other contracts not made in the ordinary course of business or that are material to the operations, business or financial condition of any Entity.

         Each Entity has furnished or made available accurate and complete copies of the foregoing contracts and agreements to OSI. All such contracts are valid, binding and enforceable in accordance with their terms except that: (i) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

         3.15 EMPLOYEES; EMPLOYEE BENEFIT PLANS. The Entities have no Employee Benefit Plans other than those indicated in ITEM 3.15 of the Disclosure Schedules. Except as set forth on ITEM 3.15 of the Disclosure Schedules, there has not been (a) any material failure by any Entity to operate any Employee Benefit Plans substantially in accordance with its provisions and in compliance with the rules and regulations governing such Employee Benefit Plan, including, but not limited to, rules and regulations promulgated by the Department of Labor, the Pension Guaranty Corporation, and the Department of Treasury pursuant to ERISA or the Code, and the Equal Employment Opportunity Commission pursuant to the Age Discrimination in Employment Act; or (b) any failure by any Entity to pay or properly accrue on the Financial Statements all reasonably anticipated material obligations of such Entity, whether arising by operation of law, by contract, by past custom or practice, or otherwise, for salaries, vacation, and holiday pay, bonuses, and other employee compensation and benefits which were payable to its officers, directors, or other employees. Except as set forth on
ITEM 3.15 of the Disclosure Schedules, there has not occurred any material accumulated funding deficiency within the meaning of ERISA or any material liability to the Pension Benefit Guaranty Corporation established under ERISA, in connection with any Employee Benefit Plan established or maintained by or on behalf of an Entity for the benefit of the employees of such Entity, or any other person, or any prohibited transaction (as defined in Section 4975 of the Code and as defined in Section 406 of ERISA) by any Employee Benefit Plan established or maintained by or on behalf of an Entity, or any trust thereunder, or by any trustee or administrator thereof, that would subject an Entity or any such Employee Benefit Plan, trust, trustee, or administrator, or any party dealing with any such Employee Benefit Plan or trust, to any material tax or penalty on prohibited transactions imposed by said Section 4975 or any failure to comply with the provisions of Title I of ERISA that would subject an Entity or any such Employee Benefit Plan, trust, trustee, or administrator, or any party dealing with any such Employee Benefit Plan or trust to any material fine, penalty, tax or liability.

         3.16     LITIGATION AND GOVERNMENT CLAIMS. Except as indicated in ITEM
3.16 of the Disclosure Schedules, there are no pending suits, claims, actions or litigation or administrative, arbitration or other proceedings or governmental investigations or inquiries against any Entity or to which any of its businesses or assets are subject. Except as indicated in ITEM 3.16 of the Disclosure Schedules, to the best knowledge any Entity, there are no such proceedings threatened or contemplated.

         3.17     NO VIOLATION OF ANY INSTRUMENT. Except as indicated in ITEM
3.17 of the Disclosure Schedules, no Entity is in violation of or default under nor has any event occurred that, with the passage of time or the giving of notice or both, would constitute a violation of or default under or permit the termination of, or the acceleration of maturity of, or result in the imposition of, a lien, claim or encumbrance upon any property or asset of any Entity, pursuant to its articles or certificates of incorporation, bylaws, partnership agreement, operating agreement or other charter or governance document, or pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other material agreement or instrument (including OUTBACK STEAKHOUSE Restaurant Franchise Agreements), judgment, order, injunction or decree to which any Entity is a party, or by which any Entity is bound, or to which its assets are subject.

         3.18 NECESSARY APPROVALS AND CONSENTS. Other than (a) in connection with or in compliance with State Law with respect to effectuating the Merger;
(b) consents required to be obtained from applicable liquor control authorities;
(c) consents required to be obtained from lessors; (d) approvals under the HSR Act; and (e) applicable provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, or state securities or blue sky laws; no authorization, consent, permit or license or approval of or declaration, registration or filing with, any person or governmental or regulatory authority or agency is necessary for the execution and delivery by the Entities and the Shareholders of this Agreement, the Merger Agreement and the other agreements executed or to be executed by them in connection with this Agreement, and the consummation by the Entities and the Shareholders of the transactions contemplated by this Agreement and the Merger Agreement, and the ownership and operation by Outback of the respective businesses and properties of the Entities after the Effective Date in substantially the same manner as now operated.

         3.19 COMPLIANCE WITH LAWS. Each Entity is in compliance with all laws applicable to its business, including, without limitation, all applicable ERISA and labor laws, except where failure to so comply would not have a material adverse effect on its business, operations, properties, assets or conditions. Further, the Shareholders have no actual knowledge that any Entity is not in compliance with any such laws applicable to its business, where failure to so comply would have a material adverse effect on its business, operations, properties, assets or conditions. The operations of each Restaurant conforms in all respects with all applicable ordinances, regulations, and zoning laws and all applicable requirements of federal, state, and local governmental and regulatory authorities.

         3.20 NO FURTHER RIGHTS. Except as specifically provided herein, after the Merger, no Entity or Shareholder will have any rights, contractual or otherwise, to develop, own, manage, franchise or operate OUTBACK STEAKHOUSE restaurants. The parties acknowledge that Outback intends to enter into management agreements with Harron whereby Harron will receive management fees for supervision of the Restaurants currently owned by the Entities and limited partnership agreements with Harron for the development of additional OUTBACK STEAKHOUSE restaurants.

         3.21 ACCURACY OF INFORMATION FURNISHED. No representation or warranty by any Entity or Shareholder contained in this Agreement nor any information in the Financial Statements or in the Disclosure Schedules contains any untrue statement of a material fact or omits to state any material fact that would make the statements herein or therein, in light of the circumstances under which they were made, false or misleading.

         3.22     REAL PROPERTY

                  (a) TITLE; CONDITION OF IMPROVEMENTS. Each Entity owns fee simple title to or holds a valid leasehold in the real property where the Restaurants are located. The Restaurant building and the other improvements located therein are in a good state of repair, and no appropriate maintenance has been delayed or deferred. The Shareholders shall indemnify and hold Outback and OSI harmless from the cost of any extraordinary repairs which are identified by Outback in writing within six months of the Effective Date following the Effective Date, and the Shareholders assume the joint and several burden and shall pay for all costs of extraordinary repairs to the improvements during such period. For purposes of this SECTION 3.22(A) "extraordinary repairs" means repairs that (i) are not properly considered part of normal, on-going maintenance, (ii) cost in excess of Five Thousand Dollars ($5,000.00) for any individual Entity, and (iii) are not attributable to the acts of Outback subsequent to the Closing, (iv) are not caused by acts of God, (v) are not the responsibility of the landlord of the property pursuant to the lease agreement for the premises, and (vi) would not be covered by the type of property insurance required to be carried by
         SECTION 11.2 of the Franchise Agreements.

                  (b) HAZARDOUS WASTE MATERIALS. Each Entity represents and warrants that the operations of the Restaurants have not resulted in a release of hazardous waste materials at the real property on which the Restaurants are located, the real property on which the Restaurants are located has not and will not be used for the disposal or storage of hazardous waste materials by the Entities, and the Entities have no knowledge of any storage or disposal of hazardous waste materials by any third parties. Subject to SECTION 12.2 and the limits on indemnity contained therein, the Shareholders agree to defend, indemnify and hold harmless Outback and OSI from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs and expenses of any kind whatsoever, including claims arising out of loss of life, injury to persons, property or business or damage to natural resources in connection with the activities of the Shareholders or the Entities, or accident or event caused by any act or omission of the Shareholders or the Entities which: (i) arises out of the actual, alleged or threatened discharge, dispersal, release, storage, treatment, generation, disposal or escape of pollutants or other toxic or hazardous substances, including any solid, liquid, gaseous or thermal irritant or contaminant, including smoke, vapor, soot fumes, acids, alkalis, chemicals and waste (including materials to be recycled, reconditioned or reclaimed); or (ii) actually or allegedly arises out of the use or inclusion of any product, material or process containing chemicals, or the failure to detect the existence or proportion of chemicals in the soil, air, surface water or groundwater, or the performance or failure to perform the abatement of any pollution source or the replacement or removal of any soil, water, surface water or ground water containing chemicals. Subject to SECTION 12.2 and the limits on indemnity contained therein, each Shareholder shall bear, pay and discharge when and as the same become due and payable, any and all such judgments or claims for damages, penalties or otherwise against the Shareholders, the Entities, Outback, or OSI, shall hold Outback and OSI harmless from those judgments or claims, and shall assume the burden and expense of defending all suits, administrative proceedings and negotiations of any description with any and all persons, political subdivisions or government agencies arising out of any of the occurrences set forth above.

                  (c) LEASEHOLDS. With respect to leased real property, to the best knowledge of the Entities, each landlord has fully performed all obligations of such landlord, no obligations remain unperformed except for normal and customary maintenance obligations. Neither the landlords nor the Entities are in default under their leases, nor has any event occurred that, with the passage of time or the giving of notice or both, would constitute a default thereunder by either an Entity or a landlord. Neither the landlords nor the Entities have any claim or dispute with the other.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

         The Shareholders represent and warrant to OSI and Outback as follows:

         4.1 AUTHORITY AND VALIDITY. They have the capacity and authority to execute, deliver and perform this Agreement and all other agreements and documents they are executing or will execute in connection herewith or therewith.

         4.2 BINDING EFFECT. This Agreement and the other documents executed or to be executed by the Shareholders in connection with this Agreement have been or will have been duly executed and delivered by him and are or will be, when executed and delivered, their legal, valid and binding obligations enforceable in accordance with their terms except that:

                  (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; and

                  (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         4.3      OWNERSHIP.

                  (a) The Shareholders are the sole record and beneficial owners of the Corporations' capital stock in the amounts specified on
         ITEM 4.3 of the Disclosure Schedules, and no other person has any rights (in any form) to acquire any capital stock of any of the Corporations (other than Fleet Bank under the Entities' credit facility).

                  (b) The Corporations are the sole partners of TKPH, with Tedesco owning a ninety percent (90%) partnership Interest in TKPH and KPH owning a ten percent (10%) partnership Interest in TKPH.

                  (c) TKPH and the Proprietors indicated on ITEM 4.3 of the Disclosure Schedules are the only Partners of the Partnerships. Except for Outback under the OUTBACK STEAKHOUSE Restaurant Franchise Agreement, no other person has any interest in the Partnerships nor any rights (in any form) to acquire any interest in any of the Partnerships.

         4.4 VOTING. The Shareholders acknowledge that they have voted in favor of the execution and delivery of this Agreement and the Merger Agreement in their individual capacities as Shareholders and directors of the Corporations.

         4.5 RESIDENCY. The Shareholders are, and have been at all times during the one year ending on the date hereof, residents of the state indicated in their residential address on SCHEDULE I of this Agreement.

         4.6 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution and delivery by the Shareholders of this Agreement and the Merger Agreement, nor the consummation by them of the transactions contemplated hereby and thereby will violate, breach, be in conflict with or constitute a default under or permit the termination or the acceleration of maturity of or result in the imposition of any lien, claim or encumbrance upon any material property or asset of any of the Shareholders pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument (including with customers), judgment order, injunction or decree by which any Shareholder is bound, to which he is a party or to which he is subject.

         4.7 STATUS AS S CORPORATION. Tedesco Steakhouse, Inc. has validly elected to be taxed as an S corporation for federal income tax purposes for all periods since its inception to the date hereof. KPH, Inc. has validly elected to be taxed as an S corporation for federal income tax purposes for all periods since January 1, 1996. Such S elections have not been terminated, revoked or cancelled prior to the Effective Date. Until the Effective Date, such S elections shall remain in full force and effect.

         4.8 SECURITIES LAWS REPRESENTATIONS AND WARRANTIES. Each Shareholder represents and warrants, as of the date hereof, the Closing Date, and the Effective Date that:

                  (a) OSI and Outback have furnished him with all information requested and full access to materials concerning OSI and Outback which the Shareholder and/or his advisors deemed necessary to properly evaluate the Merger. Such information and access have been made available and utilized to the extent the Shareholder considers necessary and advisable in making an informed investment decision, and each Shareholder has consulted his own tax advisor and understands the evaluation of such materials may require the assistance of experts and each Shareholder has utilized such experts to the extent deemed necessary.

                  (b) The Shareholder understands that the OSI Common Stock to be received is an investment of a speculative nature and the Shareholder must bear the risks thereof for an indefinite period of time. The Shareholder has adequate means for providing for its or his needs, is able to bear the economic risk of the investment and has no need for liquidity in the OSI Common Stock to be received in the Merger.

                  (c) The Shareholder and/or his representatives or advisors who have acted with or on behalf of the Shareholders and who have advised the Shareholder in this matter have such knowledge and experience in financial and business matters that the Shareholders are capable of evaluating the merits and risks of the Merger for OSI Common Stock.

                  (d) The Shareholder is participating in the Merger solely for the account of the Shareholder as a private investment, and the Shareholder has no present agreement, understanding, arrangement or intention to sell or transfer all or any portion of the shares of OSI Common Stock to be issued in the Merger to any other person or persons. The Shareholder does not presently intend to enter into any such agreement or undertaking and there are no present circumstances which will compel the Shareholder to sell any OSI Common Stock so received.

                  (e) The investment by the Shareholder in OSI Common Stock pursuant to the Merger is a suitable investment for the Shareholder given the investment goals and objectives of the Shareholder.

                  (f) The Shareholder agrees to indemnify and hold OSI and Outback and each of their respective officers, directors and advisors harmless against all liability arising out of or in connection with any purchase, resale or distribution by the Shareholder of any OSI Common Stock received hereby which is effected other than in strict compliance with the terms hereof and applicable law.

                  (g) The Shareholder understands that the shares of OSI Common Stock to be issued in the Merger will not be registered under the Securities Act, nor any state securities laws, and such OSI Common Stock may not be sold or transferred except in compliance with such laws. The Shareholder understands that the shares of OSI Common Stock issued to the Shareholders in the Merger will be subject to the limited registration rights described herein and the Shareholder agrees to the terms hereof. Such rights shall be personal to the Shareholder and shall automatically terminate with respect to any shares of OSI Common Stock which the Shareholder assigns or transfers, upon attachment or seizure by or for the benefit of any creditors of the Shareholder, or upon the occurrence of any other event which results in a succession to the ownership of any such OSI Common Stock by operation of law, except such rights shall inure to the benefit of the estate or heirs of a deceased Shareholder. Neither OSI nor Outback will have any obligation to register any such OSI Common Stock other than as provided in ARTICLE VIII hereof.

                  (h) The Shareholder is a natural person (i) whose net worth (the excess of total assets over total liabilities), individually or jointly with his spouse, exceeds $1,000,000 (inclusive of the value of home, home furnishings and automobiles); or (ii) who had an Individual Annual Adjusted Gross Income in excess of $200,000 in each of the two most recent tax years or joint income with the Shareholder's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current tax year; or (iii) is an officer or director of one or more of the Corporations.

         4.9 REFINANCING OF MANCHESTER DEBT. The parties acknowledge that Tedesco Realty Group, Inc., a Connecticut corporation owned by the Shareholders ("TRG") is the owner of the land in Manchester, Connecticut on which one of the Restaurants is located ("Connecticut Land"). The parties further acknowledge that Six Hundred Fifty Thousand Dollars ($650,000) was drawn under the Entities' Fleet Bank credit facility and used by TRG for the purpose of refinancing indebtedness on the Land in November, 1997. Prior to the Closing Date the Shareholders shall refinance the Land in a manner that does not constitute a liability of any Entity and shall solely from the proceeds of such refinancing, reduce the Entities' Fleet Bank credit facility by not less than Six Hundred Fifteen Thousand Dollars ($615,000).

                                    ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF OSI AND OUTBACK

         OSI and Outback jointly and severally represent and warrant to the Entities and the Shareholders as follows:

         5.1 ORGANIZATION AND GOOD STANDING. OSI and Outback are corporations duly organized, validly existing and in good standing under the laws of the States of Delaware and Florida, respectively.

         5.2 FOREIGN QUALIFICATION. Each of OSI and Outback is duly qualified or licensed to do business and in good standing as a foreign corporation in every jurisdiction where the failure to so qualify could have a material adverse effect on their respective business, operations, assets or financial condition.

         5.3 POWER AND AUTHORITY. OSI and Outback each have the corporate power and authority and all licenses and permits required by governmental authorities to own, lease and operate their respective properties and assets and to carry on their respective business as currently being conducted.

         5.4 AUTHORITY AND VALIDITY. OSI and Outback each have the corporate power and authority to execute, deliver and perform their respective obligations under this Agreement, the Merger Agreement and the other documents executed or to be executed by OSI and Outback in connection with this Agreement and the execution, delivery and performance by OSI and Outback of this Agreement, the Merger Agreement and the other documents executed or to be executed by OSI and Outback in connection with this Agreement have been duly authorized by all necessary corporate action.

         5.5 BINDING EFFECT. This Agreement, the Merger Agreement and the other documents executed or to be executed by OSI and Outback in connection with this Agreement have been or will have been duly executed and delivered by OSI and Outback and are or will be, when executed and delivered, the legal, valid and binding obligations of OSI and Outback, enforceable in accordance with their terms except that:

                  (a) enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights; and

                  (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

         5.6 COMPLIANCE WITH OTHER INSTRUMENTS. Neither the execution and delivery by OSI and/or Outback of this Agreement, the Merger Agreement, nor the consummation by them of the transactions contemplated hereby and thereby will violate, breach, be in conflict with or constitute a default under or permit the termination or the acceleration of maturity of or result in the imposition of any lien, claim or encumbrance upon any property or asset of OSI or Outback pursuant to, the certificate of incorporation or bylaws of OSI or Outback or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument, judgment order, injunction or decree by which OSI or Outback is bound, to which it is a party or to which its assets are subject.

         5.7 CAPITALIZATION OF OS. The authorized capital stock of OSI consists of Two Hundred Million (200,000,000) shares of Common Stock, $.01 par value and Two Million (2,000,000) shares of Preferred Stock, $.01 par value, of which approximately Seventy-Four Million Two Hundred Fifty-Five Thousand and Forty-Seven (74,255,047) shares of Common Stock and no shares of Preferred Stock were issued and outstanding as of August 31, 1999. All of the issued and outstanding shares of OSI Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and are free from any preemptive rights. The shares of OSI Common Stock to be issued in exchange for the Corporation's capital stock at the Effective Date, when issued and delivered, will be duly authorized, validly issued, fully paid and nonassessable. As of the date hereof, except for (i) employee and director stock options to acquire shares of OSI Common Stock, (ii) employee stock ownership plans, and (iii) agreements with joint venture partners and other franchisees of Outback for transactions similar to the Merger, there are no options, warrants or other rights, agreements or commitments outstanding obligating Outback or OSI to issue shares of its capital stock. All of the outstanding shares of capital stock of Outback are owned by OSI, free and clear of any lien or encumbrance.

         5.8 SEC REPORT. OSI has delivered to the Entities and the Shareholders true and complete copies of (i) OSI Annual Report on Form 10-K, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 1998 and (ii) all periodic reports, if any, on Form 8-K and Form 10-Q filed with the Securities and Exchange Commission since December 31, 1998 to the date hereof. Such documents and reports did not on their dates or the date of filing, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. OSI has filed all material documents required to be filed by it with the SEC and all such documents complied as to form in all material respects with the applicable requirements of law. All financial statements and schedules included in the documents referred to in this SECTION 5.8 were prepared in accordance with generally accepted accounting principles, applied on a consistent basis except as noted therein and fairly present the information purported to be shown therein.

         5.9 LITIGATION AND GOVERNMENT CLAIMS. There is no pending suit, claim, action or litigation or administrative, arbitration or other proceeding or governmental investigation or inquiry against OSI or Outback or to which their assets are subject, which would, severally or in the aggregate, have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of OSI and its subsidiaries, taken as a whole. There are no such proceedings threatened or, to the knowledge of OSI or Outback, contemplated or any unasserted claims (whether or not the potential claimant may be aware of the claim), which might, severally or in the aggregate have a material adverse effect on the business, results of operations, assets or the condition, financial or otherwise, of OSI and its subsidiaries, taken as a whole.

         5.10 NECESSARY APPROVALS AND CONSENTS. Other than (a) in connection with or in compliance with the laws of the State of Florida with respect to effectuating the Merger, (b) consents required to be obtained from applicable liquor control authorities, (c) approval under the HSR Act, and (d) consents required to be obtained from lessors, no authorization, consent, permit or license or approval of or declaration, registration or filing with, any person or governmental or regulatory authority or agency is necessary for the execution and delivery by OSI and Outback of this Agreement, the Merger Agreement and the other agreements executed or to be executed by either of them in connection with this Agreement and the consummation by OSI and Outback of the transactions contemplated by this Agreement and the Merger Agreement, including the issuance of the OSI Common Stock to the Shareholders in connection with the Merger.

         5.11 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in public filings by OSI with the Securities and Exchange Commission prior to the date hereof and the Closing Date, since December 31, 1998, there has not been any material adverse change in the financial condition, results of operations or the business, properties, assets or liabilities of Outback or OSI.

                                   ARTICLE VI

                        JOINT COVENANTS OF THE ENTITIES,
                        THE SHAREHOLDERS, OSI AND OUTBACK

         The Entities and the Shareholders, jointly and severally, on the one hand, and OSI and Outback, jointly and severally on the other hand, covenant with each other as follows:

         6.1 NOTICE OF ANY MATERIAL CHANGE. Until the Effective Date, the Entities, the Shareholders, OSI and Outback shall, promptly after the first notice or occurrence thereof but prior to the Effective Date, advise the others in writing of any event or the existence of any state of facts that:

                  (a) would make any of its representations and warranties in this Agreement untrue in any material respect; or

                  (b) would otherwise constitute a material adverse change in the business, results of operation, working capital, assets, liabilities or condition (financial or otherwise) of OSI, Outback or the Entities and their respective subsidiaries, taken as a whole. No supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties to consummate the Merger set forth elsewhere in this Agreement.

         6.2 COOPERATION. Until the Effective Date, the parties hereto shall and shall cause each of their affiliates to use its best efforts to:

                  (a) proceed promptly to make or give the necessary applications, notices, requests and filings to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations and consents necessary to consummate the transactions contemplated by this Agreement;

                  (b) cooperate with and keep the other informed in connection with this Agreement; and

                  (c) take such actions as the other parties may reasonably request to consummate the transactions contemplated by this Agreement and use their best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

         6.3 TERMINATION OF AGREEMENTS. At the Effective Date all existing development agreements and franchise agreements between Outback, as franchisor, and any Entity or Shareholder, as franchisee, shall be, without further action by any party, terminated; PROVIDED, HOWEVER, no party (or other person bound thereby) shall be released from the post termination covenants regarding confidentiality, noncompetition, and nonsolicitation contained in Article VI of the OUTBACK STEAKHOUSE Restaurant Franchise Agreement nor be released with respect to acts and events occurring prior to such termination in any agreement or guaranty executed by a Shareholder pursuant to an OUTBACK STEAKHOUSE Restaurant Franchise Agreement.

         6.4      ADDITIONAL AGREEMENTS.

                  (a) Subject to the terms and conditions herein provided, the parties hereto agree to use all reasonable efforts to take or cause to be taken, all actions and to do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, to the appropriate vote of the Shareholders.

                  (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of OSI and Outback and the Shareholders shall take all such necessary action.

                  (c) Neither Outback or OSI nor any Entity or Shareholder shall take any action which would jeopardize the characterization of each Merger as a reorganization within the meaning of Section 368(a) of the Code or the treatment of each Merger for financial reporting purposes as a pooling of interests.

                                   ARTICLE VII

                 COVENANTS OF THE ENTITIES AND THE SHAREHOLDERS

         Each Entity and Shareholder covenants and agrees with OSI as follows:

         7.1 ACCESS; CONFIDENTIALITY. During the period pending the Closing Date, the Entities shall afford to OSI and to OSI officers, employees, accountants, counsel and other authorized representatives, full access during regular business hours to their assets, properties, books, contracts, commitments and records and will furnish or use their best efforts to cause representatives to furnish promptly to OSI such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to their respective businesses and properties as OSI or its duly authorized representatives may from time to time reasonably request. OSI shall cause all information obtained by it or its representatives pursuant to this Agreement or in connection with the negotiation hereof to be treated as proprietary and confidential (other than information that is a matter of public knowledge or is already known by OSI) and shall not use in its business or for any other purpose or disclose or knowingly permit others to use or disclose, any such information in a manner detrimental to the Entities or the Shareholders and, if for any reason the transactions contemplated by this Agreement are not consummated, will return all such information to the Entities. As soon as practicable after the Effective Date, the Shareholders shall deliver to Outback all books and records of the Entities.

         7.2 SHAREHOLDERS' CONSENT. Each Corporation shall use its best efforts to obtain Shareholder approval for the Merger. The Board of Directors shall recommend that the Shareholders of such Corporation vote in favor of and approve the Merger and the adoption of this Agreement.

         7.3 CONDUCT OF BUSINESS PRIOR TO CLOSING DATE. From the date hereof to the Effective Date, the Entities and the Shareholders shall:

                  (a) conduct the business operations of the Restaurants and Entities in the ordinary and usual course of business consistent with past and current practices and shall use their best efforts to maintain and preserve intact their business organizations and goodwill, to retain the services of their key officers and employees and to maintain satisfactory relationships with suppliers, distributors and others having business relationships with them;

                  (b) confer on a regular and frequent basis with one or more representatives of OSI to report material operational matters and the general status of ongoing operations;

                  (c) notify OSI of any emergency or other change in the normal course of the Entities' business and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material to any of the Entities' business or properties including, without limitation, complaints, investigations or hearings relating to any liquor licenses or permits held by any of the Entities or to the transfer to or assumption by Outback of such licenses or permits;

                  (d) not solicit or authorize any person to solicit or encourage, directly or indirectly, any inquiry or proposal for the acquisition of all or any material part of the capital stock of any Corporation or Partnership Interests, the assets or business of any of the Entities, or for the merger or other acquisition of any of the Entities with or by any other person or entity or enter into negotiations for any such proposal or provide any person with information or assistance in furtherance of any such inquiry or proposal, other than the transactions contemplated by this Agreement, and shall promptly notify OSI orally and in writing of all inquiries or proposals received with respect to such matters; and

                  (e) take no action (or fail to take any action) which would cause or permit their representations and warranties contained in this Agreement to be untrue in any material respect at the Effective Date.

         7.4 SECURITIES LAW COMPLIANCE; RESTRICTIONS ON SHARES. At the Closing, the Shareholders shall obtain and deliver to Outback and OSI the written agreement of each Shareholder (except that OSI acknowledges and agrees that the Shareholders shall not be required and may not be able to obtain an agreement from Shareholders who exercise their dissenter's rights under applicable State Law), wherein such Shareholder shall: (i) acknowledge receipt of this Agreement and all schedules and exhibits and the documents furnished to the Entities and the Shareholders pursuant to SECTION 5.8 and the opportunity to ask questions of and receive answers from representatives of the management of OSI concerning the terms and conditions of the transactions contemplated hereby and to obtain all additional information that OSI possesses or could acquire without unreasonable expense that is necessary to verify the accuracy of information furnished to him and (ii) acknowledge and agree that:

                  (a) the shares of OSI Common Stock to be received by him as a result of the Merger have not been registered under the Securities Act or any applicable state securities law;

                  (b) the Shareholder is acquiring the shares of OSI Common Stock to be received by him as a result of the Merger for his own account and not with a view to the distribution or resale thereof and will not sell or otherwise transfer the shares unless they are registered under the Securities Act and applicable state securities laws or, in the opinion of OSI and its counsel, an exemption from registration is available therefor;

                  (c) in view of the foregoing, such Shareholder understands that he is at economic risk with respect to his investment in the shares so received in the Merger;

                  (d) OSI will place an appropriate legend on the certificate representing OSI Common Stock to be received restricting their transfer and stop transfer instructions will be given to the transfer agent for the OSI Common Stock with respect to such certificates; and

                  (e) warrants to OSI that he is an accredited investor and will provide such information as may be requested by OSI in order for OSI to verify that such Shareholder is an accredited investor for purposes of Regulation D promulgated under the Securities Act.

         7.5 POOLING. At the Closing Date, the Shareholders shall obtain and deliver to Outback and OSI the written agreement of each Shareholder that, until such time as financial results of OSI covering at least thirty (30) days of combined operations of OSI and the Entities subsequent to the Effective Date have been published, he will not sell or otherwise dispose of any shares of OSI Common Stock held by him as of the Effective Date or any of such shares thereafter acquired by him at any time or from time to time prior to the date of such publication. OSI shall give instructions to its transfer agent and registrar, Bank of New York, Inc., with respect to the shares of OSI Common Stock issued pursuant to the Merger, to the effect that no transfer of such shares shall be effected until the date on which the requisite financial results have been published and OSI and the transfer agent may take any action, including placing an appropriate legend on the certificates, they deem necessary to enforce this provision. OSI shall use its best efforts to publish such financial results on or before January 31, 2000.

         7.6 CURRENT FINANCIAL STATEMENTS. Within fifteen (15) days of the Effective Date, the Shareholders shall furnish to OSI the unaudited balance sheets of each Entity as of November 30, 1999, and the related unaudited statements of income for the period then ended, certified by their respective chief financial officer. The Entities and the Shareholders shall be deemed to make the same representations and warranties, as appropriate, regarding such financial statements as are made in SECTION 3.9 hereof.

         7.7 AGREEMENTS OF SHAREHOLDERS. At the Closing the Shareholders shall deliver to Outback the written agreement of each Shareholder in form and substance acceptable to Outback whereby such person:

                  (a) agrees to waive any right of first refusal or other option to purchase shares in any of the Corporations; and

                  (b) agrees to maintain the confidentiality of all information regarding the OUTBACK STEAKHOUSE System; and

                  (c) agrees not to solicit any employees of Outback, its franchisees or affiliates; and

                  (d) agrees not to compete with Outback in the casual dining steakhouse restaurant business for a period of two years following the Effective Date; and

                  (e) makes representations and warranties to Outback and OSI, and covenants and agreements, identical to those provided for in
         SECTION 4.8 and SECTION 7.4; provided however, that any Shareholder may own not more than five percent (5%) of any class of securities of any corporation that is publicly traded so long as such ownership is for investment purposes only.

                                  ARTICLE VIII

                          COVENANTS OF OSI AND OUTBACK

         OSI and Outback, jointly and severally, covenant and agree with the Shareholders as follows:

         8.1      MANDATORY REGISTRATION OF OSI COMMON STOCK.

                  (a) The Shareholders, by vote of the Shareholders who own a majority of the OSI Common Stock received by all of the Shareholders pursuant to the Merger, shall have the right to require OSI, by written notice to OSI at any time after January 1, 2000 and prior to February 1, 2000 to cause a registration statement to be filed under the Securities Act, as then in effect or under any similar federal statute then in effect, to be effected as soon as practicable, but not later than January 15, 2000, with respect to all or any portion of the OSI Common Stock then held by the Shareholders and specified in such notice (hereinafter, collectively the "Registrable Shares") and OSI will use its best reasonable efforts to cause such registration statement as may be so requested to be effective at the earliest date on which the Shareholders may sell shares of OSI Common Stock without jeopardizing the accounting treatment of the Merger as a pooling of interests, and to be kept effective for a period (not to exceed forty-five (45) days) as would permit or facilitate, to the extent so requested, the sale and distribution of the Registrable Shares, including, without limitation, appropriate related registration or qualification under applicable state securities or "blue sky" laws; PROVIDED, HOWEVER, that the maximum number of Registrable Shares under this SECTION 8.1(A) shall be a number of shares equal to twenty-five percent (25%) of the total number of shares of OSI Common Stock issued pursuant to the Merger, allocated among the Shareholders in such amounts as they shall unanimously agree in writing.

                  (b) Notwithstanding the foregoing, OSI shall not be required to effect any registration, qualification or compliance under this
         SECTION 8.1 if and to the extent, in the opinion of counsel for OSI (which opinion shall also be addressed to the Shareholders requesting registration of Registrable Shares), the proposed public offering or transfer of the number of Registered Shares, as to which registration is requested, is exempt from registration under the Securities Act and the securities laws of the states in which the Registrable Shares are to be sold or transferred and the Registrable Shares would not constitute restricted securities in the hands of the purchaser or transferee.

                  (c) OSI shall be entitled to postpone the filing or effectiveness of any registration statement otherwise required to be prepared and filed by OSI pursuant to this SECTION 8.1, for a reasonable period of time, but not in excess of ninety (90) days (a "Blackout Period"), if any executive officer of OSI determines that in such executive officer's reasonable judgment and good faith that the registration and distribution of the Registrable Shares would materially interfere with any pending financing, acquisition, or corporate reorganization or other corporate development involving OSI or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Shareholders holding the Registrable Shares written notice of such determination containing a general statement of the reasons for such postponement and an approximation of the anticipated delay; PROVIDED, HOWEVER, that the aggregate number of days included in all Blackout Periods during any consecutive twelve
         (12) months during the shall not exceed one hundred eighty (180) days; and PROVIDED, FURTHER, HOWEVER, that a period of at least thirty (30) days shall elapse between the termination of any Blackout Period and the commencement of the immediately succeeding Blackout Period. If OSI shall so postpone the filing of a registration statement the Shareholders holding the Registrable Shares shall have the right to withdraw the request for registration by giving written notice from the holders of a majority of the Registrable Shares to OSI within twenty
         (20) days after receipt of the notice of postponement (and, in the event of such withdrawal, such request shall not be counted for purposes of determining the number of, or required timing for, requests for registration to which the holders of the Registration Shares are entitled pursuant to SECTION 8.1(A) or for purposes of determining the number of days that the registration statement is kept effective..

                  (d) Notwithstanding the foregoing, OSI shall not be required by this SECTION 8.1 to register Registrable Shares under the Securities Act or under any state securities law at any time after the date one year following the Effective Date (or such other date as coincides with the expiration of the general holding period requirement under Rule 144, should the general holding period requirement of Rule 144 or any successor rule be modified), if OSI is then and has been throughout such period, current in all filings required to comply with the current public information requirement of Rule 144.

         8.2 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by OSI pursuant to SECTION 8.1, OSI will:

                  (a) keep each holder of Registrable Shares advised in writing at the initiation of proceedings of each registration, qualification or compliance and as to the completion thereof;

                  (b) furnish each holder of Registrable Shares with such number of prospectuses, including a preliminary prospectus and such other documents as may be reasonably requested; and

                  (c) keep such registration, qualification or compliance effective until all sales or distributions contemplated in connection therewith are completed; PROVIDED, HOWEVER, that OSI shall not be obligated to keep such registration, qualification or compliance effective for more than forty-five (45) days.

         8.3 EXPENSES OF REGISTRATION. All expenses incurred in connection with any registration, qualification or compliance effected by OSI pursuant to this ARTICLE VIII, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses, fees and disbursements of counsel for OSI and all expenses of any special audits incidental to or required by such registration (collectively, the "Registration Expenses") shall be borne by OSI. Each holder of Registrable Shares shall be responsible for all fees and disbursements of counsel retained by such holders to provide necessary opinions or otherwise and for the costs of any special audits of any Entity incidental to or required for such registration.

         8.4 ADJUSTMENTS IN NUMBER OF SHARES. If the outstanding shares of OSI Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared, with a record date subsequent to the Effective Date and prior to the sale of all Registrable Shares, the number of Registrable Shares shall be adjusted to accurately reflect such change.

         8.5 TRANSFEREES. The rights of the Shareholders under SECTION 8.1 are personal to each Shareholder and shall not inure to the benefit of any other Shareholder nor any transferee or assignee of a Shareholder's OSI Common Stock; PROVIDED, HOWEVER, such rights shall inure to the benefit of donees of BONA FIDE gifts who are members of the donor's immediate family.

         8.6 EMPLOYMENT AGREEMENTS. Solely with respect to the Merger, and any consequential termination of any Entity by operation of law, Outback agrees not to elect to terminate the Employment Agreements between any of the Entities, as employer, and the Proprietors of the Entities' OUTBACK STEAKHOUSE restaurants, as employees. Outback shall succeed to all rights and obligations of the Entities under such Employment Agreements. Nothing contained herein shall be construed as in any way limiting Outback's right to terminate any such Employment Agreement as a result of any circumstance or event other than the Merger and consequential termination of any Entity by operation of law.

                                   ARTICLE IX

                JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Except as may be waived by OSI or the Shareholders, the obligations of the Entities, the Shareholders, OSI and Outback to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         9.1 CONSENTS TO TRANSACTION. Except for such consents and approvals as have been expressly waived in writing by OSI on or prior to the Closing Date, the Entities, Outback and OSI shall have received all consents or approvals and made all applications, requests, notices and filings with, any person, governmental authority or governmental agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement. There shall have been obtained from all state and local governments and governmental agencies all approvals and consents necessary to enable the Entities to transfer their liquor licenses and permits to Outback, to enable Outback to assume such licenses and permits or to enable Outback to operate restaurants (of the kind and quality customarily operated by Outback) using such permits or licenses. Copies of all consents and approvals received by any party pursuant to this SECTION 9.1 shall be furnished to the other party.

         9.2 ABSENCE OF LITIGATION. No governmental agency or authority shall have instituted or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement and no order, judgment or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains or prohibits the same or otherwise would materially interfere with the operation of the assets and business of the Entities or OSI and its subsidiaries, including the surviving corporation in the Merger, after the Closing Date.

         9.3 DISSENTER'S RIGHTS. The number of shares of capital stock of the Corporations for which Shareholders have exercised appraisal or dissenters' rights under State Law shall be a number which, in the sole and absolute discretion of OSI, does not jeopardize the financial reporting and accounting treatment of the Merger specified in SECTION 2.12 or is otherwise not contrary to the best interests of Outback or OSI.

         9.4 HSR ACT. The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or have been terminated.

                                    ARTICLE X

               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE ENTITIES

         Except as may be waived by the Entities and the Shareholders, the obligations of the Entities and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         10.1 COMPLIANCE. OSI and Outback shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by OSI and Outback on or before the Closing Date.

         10.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by OSI and Outback in this Agreement, and in all certificates and other documents delivered by OSI and Outback to the Entities and the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         10.3 OPINION. The Entities and the Shareholders shall have received the opinion of counsel for OSI and Outback, dated as of the Closing Date, in form and substance reasonably satisfactory to the Entities and the Shareholders and their counsel, as to the matters specified in SECTIONS 5.1, 5.2, 5.3, 5.4, 5.5, and 5.7 and, to the knowledge of such counsel, as to the matters specified in SECTIONS 5.6, 5.9, and 5.10.

         10.4 MATERIAL ADVERSE CHANGES. Since the date of this Agreement, there shall have occurred no material adverse change in the business, properties, assets, liabilities, results of operations or condition, financial or otherwise, of OSI and Outback, taken as a whole.

         10.5 CERTIFICATES. The Entities and the Shareholders shall have received a certificate or certificates, executed on behalf of OSI by the Chief Executive Officer, the President or the Chief Financial Officer of OSI, to the effect that the conditions contained in SECTION 9.1 and SECTION 9.2 hereof with respect to matters therein relating to OSI and in SECTIONS 10.1, 10.2 and 10.4 hereof, have been satisfied and shall have received the Certificate attached hereto as EXHIBIT 10.5.

                                   ARTICLE XI

             CONDITIONS PRECEDENT TO OBLIGATIONS OF OSI AND OUTBACK

         Except as may be waived by OSI and Outback, the obligations of OSI and Outback to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         11.1 COMPLIANCE. The Entities and the Shareholders shall have or shall have caused to be satisfied or complied with and performed in all material respects all terms, covenants and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

         11.2 REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made by the Entities and/or the Shareholders in this Agreement, the Disclosure Schedules, and in all certificates and other documents delivered by the Entities or the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         11.3 SECURITIES LAW COMPLIANCE. Stock in the Merger, in the opinion of Baker & Hostetler, counsel for OSI, shall be exempt from registration or qualification under the Securities Act and all applicable state securities laws.

         11.4 OPINIONS. OSI shall have received the opinion of counsel for the Entities, dated as of the Closing Date, in the form attached hereto as EXHIBIT 11.4.

         11.5 CURRENT FINANCIAL STATUS. OSI shall have received the Financial Statements specified in SECTION 7.6.

         11.6 MATERIAL ADVERSE CHANGES. Since the date of the Current Financial Statements there shall have occurred no material adverse change in the business, properties, assets, liabilities, results of operations or condition, financial or otherwise, of any of the Entities.

         11.7 POOLING. OSI shall have received a letter from PriceWaterhouseCooper, in form and substance satisfactory to OSI and dated not more than five days prior to the Closing Date, to the effect that the Merger shall qualify as a pooling of interests for financial reporting purposes.

         11.8 CERTIFICATES. OSI shall have received a certificate or certificates, executed on behalf of each Entity by the President of the Entity, and by the Shareholders to the effect that the conditions in SECTIONS 9.1 and
9.2 with respect to matters therein relating to the Entities, and/or the Shareholders, and SECTIONS 11.1, 11.2 and 11.6 hereof, have been satisfied.

                                   ARTICLE XII

                                 INDEMNIFICATION

         The Shareholders, jointly and severally, on the one hand, and OSI and Outback, jointly and severally, on the other hand, agree as follows:

         12.1 SECURITIES LAWS INDEMNIFICATION. With respect to each Shareholder participating in a registration pursuant to SECTION 8.1:

                  (a) OSI shall indemnify, to the extent permitted by law, the Shareholders against all losses, claims, damages, liabilities or expenses which arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any registration statement (including any post effective amendment or supplement thereto), prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any written information furnished to OSI by the Shareholders for use therein or by the failure of a Shareholder to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after OSI has furnished the Shareholders with a sufficient number of copies of the same.

                  (b) Notwithstanding any contrary provision of this Agreement, as a condition to receiving the registration rights provided for in
         SECTION 8.1 hereof, the Shareholders, severally, not jointly, shall indemnify in writing, to the extent permitted by law, OSI, its directors and officers and each person who controls OSI (within the meaning of Section 15 of the Securities Act and Section 20 of the Securities Exchange Act of 1934 as amended) against any losses, claims, damages, liabilities and expenses which arise out of or are based upon any untrue or alleged omission of a material fact required to be stated in the registration statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information furnished by such Shareholder for inclusion in the registration statement except that the Shareholders shall not be required to so indemnify Outback or OSI if such shareholder shall have furnished to Outback or OSI not less than five (5) business days prior to the registration statement becoming effective, written information correcting such material misstatement or omission and Outback or OSI shall have failed to include such information in an amendment or supplement to the prospectus.

         12.2 INDEMNIFICATION BASED ON AGREEMENT. Subject to the provisions of
SECTION 13.4, the Shareholders, jointly and severally, shall indemnify and hold harmless OSI, Outback and the Entities, and OSI, Outback and the Entities, jointly and severally, shall indemnify and hold harmless the Shareholders, against any losses, claims, damages, liabilities or expenses to which such indemnified party may become subject, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any facts or circumstances that would constitute a breach by the other (and in the case of the Shareholders' indemnification obligations a breach by any Entity) of any representation, warranty or covenant contained herein or in any agreement or certificate executed pursuant hereto and will reimburse any legal or other expenses reasonably incurred by any indemnified party in connection with investigating or defending any such loss, claim, damage, liability or action (collectively "Damages").

         In addition to the above, the Shareholders, jointly and severally, shall indemnify OSI, Outback and the Entities, as provided in the first paragraph of this SECTION 12.2, against any Damages arising out of any tax liability of any of the Entities for any period prior to the Effective Date except only the tax liabilities specified on the Current Financial Statements and the Corporate Excise Taxes. The Shareholders shall have no obligation under
SECTION 12.2 to indemnify OSI, Outback or the Entities for any liability, loss, claim or damage arising out of or based upon events first occurring on or after the Effective Date. OSI and Outback shall indemnify the Shareholders against any loss, claim, damage or liability arising out of or based upon events first occurring after the Effective Date.

         Notwithstanding any contrary provision hereof (A) OSI, Outback and the Entities shall not be entitled to indemnification by the Shareholders under this
SECTION 12.2 for Damages until the cumulative, aggregate amount of Damages incurred exceeds Fifty Thousand Dollars ($50,000); provided, however, this provision shall not apply to (i) Corporate Excise Taxes in excess of $400,000, or (ii) legal and accounting fees liability in excess of $300,000, and (B) the cumulative, aggregate liability of the Shareholders for their indemnification obligations under this SECTION 12.2 (other than for tax liabilities of the Entities for periods prior to the Effective Date, but not the Corporate Excise Taxes) shall be limited to Twelve Million Dollars ($12,000,000). Once the Shareholders have expended (on a cumulative, aggregate basis), Twelve Million Dollars ($12,000,000) in satisfaction of their indemnification obligations under this SECTION 12.2 (other than for tax liabilities of the Entities for periods prior to the Effective Date, but not the Corporate Excise Taxes), the Shareholders shall be released from any further indemnification obligations and any liability for Damages incurred by OSI, Outback or the Entities under SECTION 12.2.

         12.3 COOPERATION. If any claim, demand, action, suit, proceeding or investigation arising out of or pertaining to this Agreement or the transactions contemplated hereby is begun or asserted, whether begun or asserted before or after the Closing Date, the parties hereto will cooperate and use their best efforts to defend against and respond thereto.

         12.4     NOTICE.

                  (a) An indemnified party shall give notice to the indemnifying party or parties within ten (10) business days after actual receipt of service or summons to appear in any action or any other notice of a claim subject to indemnification under this Agreement. Failure to so notify the indemnifying party or parties shall cause the indemnified party to be liable for any expenses caused by failure to give timely notice. The indemnifying party or parties may participate at their own expense and with their counsel in the defense of such action. If the indemnifying party or parties so elect within a reasonable time after receipt of such notice, they may assume the defense of such action with counsel chosen by the indemnifying party or parties and approved by the indemnified party in such action, unless the indemnified party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or parties, in which case the indemnified party shall have the right to employ counsel approved by the indemnifying party or parties. If the indemnifying party or parties assume the defense of such action, the indemnifying party or parties shall not be liable for fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

                  (b) An indemnifying party shall give notice to the indemnified party or parties within ten (10) business days after actual receipt of service or summons to appear in any action or any other notice of a claim subject to indemnification under this Agreement. Failure to so notify the indemnified party or parties shall cause the indemnifying party to be liable for any expenses caused by failure to give timely notice. The indemnified party or parties may participate at their own expense and with their counsel in the defense of such action. If the indemnified party or parties so elect within a reasonable time after receipt of such notice, they may assume the defense of such action with counsel chosen by the indemnified party or parties and approved by the indemnifying party in such action, unless the indemnifying party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnified party or parties, in which case the indemnifying party shall have the right to employ counsel approved by the indemnified party or parties. If the indemnified party or parties assume the defense of such action, the indemnified party or parties shall not be liable for fees and expenses of counsel for the indemnifying party incurred thereafter in connection with such action. In no event shall the indemnified party or parties be liable for the fees and expenses of more than one counsel for the indemnifying parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnifying parties.

                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1 TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date (notwithstanding approval by the Shareholders of any Corporation):

                  (a) by mutual consent of the Entities and OSI;

                  (b) by OSI if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Entities or the Shareholders set forth herein or if there has been any material failure on the part of the Entities or the Shareholders to comply with their obligations hereunder;

                  (c) by the Entities if there has been a material misrepresentation or breach of warranty in the representations and warranties of OSI or Outback set forth herein or if there has been any material failure on the part of OSI or Outback to comply with their obligations hereunder;

                  (d) by either OSI, the Entities or the Shareholders, if the transactions contemplated by this Agreement have not been consummated by November 30, 1999, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements and conditions hereof to be performed or observed by it at or before the Closing Date;

                  (e) by either OSI, the Entities or the Shareholders if the conditions precedent to its obligations to close this Agreement have not been satisfied or waived by it at or before the Closing Date unless such failure to satisfy conditions precedent is due to the failure of the terminating party to use its best efforts to satisfy such conditions; and

                  (f) by either the Entities, the Shareholders or OSI if the transactions contemplated hereby violate any nonappealable final order, decree or judgment of any court or governmental body or agency having competent jurisdiction.

         In the event this Agreement is terminated pursuant to this SECTION 13.1, this Agreement shall be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except pursuant to the provisions of this Agreement which by their terms expressly survive any termination hereof. Notwithstanding the foregoing, in the event Outback and OSI terminate this Agreement pursuant to the provisions of SECTION 13.1(B) above, Outback and OSI may, at their option, proceed at law or in equity to enforce its rights under this Agreement, including the right of specific performance (which right is hereby specifically granted by the Shareholders and the Entities notwithstanding that neither Outback nor OSI shall not have granted the Shareholders the reciprocal right to demand or enforce specific performance by Outback or OSI), and to recover damages, losses and out-of-pocket expenses incurred by Outback and OSI in connection herewith. All amounts recoverable by Outback and OSI shall include their costs and attorneys' fees, including fees and costs on appeal, incurred in defending against or determining responsibility for a claim whether or not suit or action has been instituted.

         13.2 EXPENSES. Each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

         13.3 ENTIRE AGREEMENT. This Agreement and the Exhibits and Disclosure Schedules hereto constitute and contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior and contemporaneous agreements and understandings among the parties with respect to such transactions. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Merger Agreement or in any certificate or schedule delivered pursuant hereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this SECTION 13.3.

         13.4     SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                  (a) The representations, warranties, covenants and indemnification obligations of OSI and Outback contained herein or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years; PROVIDED, HOWEVER, that the obligations of OSI and Outback under
         ARTICLE VIII and ARTICLE XII hereof shall survive for the periods provided therein and the obligations relating to any taxes or tax liability (including with respect to the tax certificate delivered pursuant to SECTION 10.5) shall survive until the statute of limitations for such tax liability has expired.

                  (b) Except where otherwise specifically provided in this Agreement, the representations, warranties and covenants of the Entities and the Shareholders, and the covenants and indemnification obligations of the Shareholders contained herein or in any exhibit, schedule, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing for a period of two years from the Effective Date; PROVIDED, HOWEVER, the representations, covenants and warranties contained in SECTION 3.11 and SECTION 4.7 and the Shareholders' indemnification obligations with respect to any tax liabilities shall survive the Closing until the statute of limitations for such tax liability has expired.

         13.5 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and such counterparts together shall constitute only one original.

         13.6 NOTICES. All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by registered or certified mail, return receipt requested, postage prepaid or transmitted by hand delivery, recognized national overnight delivery service, telegram or telex, addressed as follows:

     IF TO SHAREHOLDER OR ENTITIES:         Tedesco Steakhouse, Inc.
                                            99 S. Bedford Street, Suite 204
                                            Burlington, MA  01803
                                            Attn:  John Doyle

     WITH A COPY TO:                        Testa, Hurwitz & Thibeault, LLP
                                            125 High Street
                                            Boston, MA  02110
                                            Attn:  Kevin M. Barry

     IF TO OSI OR OUTBACK:         Outback Steakhouse, Inc.
                                   2202 N. Westshore Boulevard, 5th Floor
                                   Tampa, Florida  33607
                                   Attn:  Joseph J. Kadow
                                          Vice President and General Counsel

         Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger or (with respect to a telex) the answer back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         13.7 SUCCESSORS AND ASSIGNS. This Agreement and the rights, interests and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and, except as otherwise specifically provided for herein, their respective successors and assigns.

         13.8 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida without giving effect to principles of comity or conflicts of law thereof.

         13.9 WAIVER AND OTHER ACTION. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification or supplement is sought.

         13.10 SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable and the remainder of this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance; and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         13.11 HEADINGS. All headings and captions in this Agreement are intended solely for the convenience of the parties and none shall be deemed to affect the meaning or construction of any provision hereof.

         13.12 CONSTRUCTION. All references herein to the masculine, neuter or singular shall be construed to include the masculine, feminine, neuter or plural, where applicable.

         13.13 JURISDICTION AND VENUE. The parties agree that any action brought by either party against the other in any court, whether federal or state, shall be brought within the State of Florida in the judicial circuit in which OSI has its principal place of business. Each party hereby agrees to submit to the personal jurisdiction of such courts and hereby waives all questions of personal jurisdiction or venue for the purpose of carrying out this provision, including, without limitation, the claim or defense therein that such courts constitute an inconvenient forum.

         13.14 ENFORCEMENT. In the event it is necessary for any party to retain legal counsel or institute legal proceedings to enforce the terms of this Agreement, including, without limitation, obligations upon expiration or termination, the prevailing party shall be entitled to receive from the nonprevailing party, in addition to all other remedies, all costs of such enforcement including, without limitation, attorney's fees and court costs and including appellate proceedings.

         13.15 FURTHER ASSURANCES. Each party covenants and agrees to execute and deliver, prior to or after the Merger, such further documents as may reasonably be requested by another party to fully effectuate the transactions provided for herein.

         13.16 EQUITABLE REMEDIES. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

                    BALANCE OF THIS PAGE INTENTIONALLY BLANK

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                         "OSI"

Attest:                                  OUTBACK STEAKHOUSE, INC.
                                         a Delaware corporation

By:_______________________________       By: _______________________________
       JOSEPH J. KADOW                             ROBERT S. MERRITT
    Title: Secretary                         Title: Senior Vice President

                                         "Outback"

Attest:                                  OUTBACK STEAKHOUSE OF FLORIDA, INC., a
                                         Florida corporation

By:_______________________________       By: _______________________________
         JOSEPH J. KADOW                      ROBERT S. MERRITT
    Title: Secretary                         Title: Senior Vice President

Attest:                                  TEDESCO STEAKHOUSE, INC., a
                                         Massachusetts corporation

__________________________________       By: _______________________________
BRIAN MCCARTHY                                CHARLES ANGELOPULOS
Title:  Clerk                                 Title:  President

                                         By: _______________________________
                                             ARTHUR COLLIAS
                                             Title:  Treasurer

Attest:                                  KPH, INC., a Massachusetts corporation

__________________________________       By: _______________________________
KEVIN P. HARRON                              KEVIN P. HARRON
Title:  Clerk                                Title:  President and Treasurer

Attest: TEDESCO-KPH PARTNERSHIP, a Massachusetts general partnership, for itself and as general partner of and on behalf of the Partnerships indicated on Schedule I attached hereto:

                                         By:  ITS GENERAL PARTNERS

Attest:                                  TEDESCO STEAKHOUSE, INC., a
                                         Massachusetts corporation

__________________________________       By: _______________________________
BRIAN MCCARTHY                               CHARLES ANGELOPULOS
Title:  Clerk                                Title:  President

                                         By: _______________________________
                                             ARTHUR COLLIAS
                                             Title:  Treasurer

Attest:                                  KPH, INC., a Massachusetts corporation

__________________________________       By: _______________________________
KEVIN P. HARRON                              KEVIN P. HARRON
Title:  Clerk                                Title:  President and Treasurer

                                    EXHIBIT B

                              DISCLOSURE SCHEDULES